Prudential Investment Portfolios 3
Annual period ending 2/28/15
File No. 811-09805

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders

Results of Proxy Voting (Unaudited)
At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Investment Portfolios 3, which is comprised of Prudential Strategic Value Fund, Prudential Jennison Select Growth Fund, Prudential Real Assets Fund and Prudential Jennison Market Neutral Fund (collectively, the "Funds"), approved the following proposal. Shareholders of all Funds voted together on the proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR           31,613,534.371      99.047%        67.391%
WITHHELD         304,411.369       0.953%         0.648%

 (b) Kevin J. Bannon;

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR          31,590,124.445       98.973%        67.341%
WITHHELD        327,821.295        1.027%         0.698%

(c) Linda W. Bynoe;

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR          31,580,219.934      98.942%        67.320%
WITHHELD        337,725.806       1.508%         0.719%

(d) Keith F. Hartstein;

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR          31,615,745.098      99.054%         67.395%
WITHHELD        302,200.642       0.946%          0.644%

(e) Michael S. Hyland;

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR          31,594,374.364       98.987%         67.350%
WITHHELD        323,571.376        1.013%          0.689%

(f) Stephen P. Munn;

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR          31,549,987.416      98.848%         67.255%
WITHHELD        367,958.324       1.152%          0.784%

(g) James E. Quinn;

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR         31,602,175.556       99.011%        67.366%
WITHHELD       315,770.184        0.989%         0.673%

(h) Richard A. Redeker;

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR          31,529,601.680      98.784%         67.212%
WITHHELD        388,344.060       1.216%          0.827%

(i) Stephen G. Stoneburn;

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR           31,515,778.993      98.740%         67.182%
WITHHELD         402,166.747       1.260%          0.857%

(j) Stuart S. Parker;

               SHARES VOTED     % OF VOTED      % OF TOTAL

FOR          31,620,686.898      99.069%         67.406%
WITHHELD        297,258.842       0.931%          0.633%

(k) Scott E. Benjamin; and

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR          31,598,810.733       99.001%        67.359%
WITHHELD        319,135.007        0.999%         0.680%

(l) Grace C. Torres.

               SHARES VOTED     % OF VOTED      % OF TOTAL
FOR           31,599,842.765     99.004%         67.361%
WITHHELD         318,102.975      0.996%          0.678%


The special meeting of shareholders of the Prudential Jennison Select Growth Fund (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015, and February 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on February 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                4,490,234.748      26.401%         15.688%
AGAINST               228,340.843      1.343%          0.798%
ABSTAIN               172,256.085      1.013%          0.602%
BROKER NON-VOTE    12,117,134.501     71.243%         42.336%

TOTAL              17,007,966.177    100.000%         59.424%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                   SHARES VOTED   % OF VOTED   % OF TOTAL

FOR                3,475,600.805    20.436%     12.143%
AGAINST            1,243,918.866     7.314%      4.346%
ABSTAIN              171,312.005     1.007%      0.598%
BROKER NON-VOTE   12,117,134.501    71.243%     42.337%

TOTAL             17,007,966.177   100.000%     59.424%

At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Strategic Value Fund (the "Fund"), approved the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval; and


                   SHARES VOTED   % OF VOTED   % OF TOTAL

FOR               2,482,476.245    55.106%      51.178%
AGAINST              42,831.284     0.951%       0.883%
ABSTAIN              20,228.723     0.449%       0.417%
BROKER NON-VOTE   1,959,397.344    43.494%      40.394%

TOTAL             4,504,933.596   100.000%      92.872%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                   SHARES VOTED   % OF VOTED   % OF TOTAL

FOR               2,468,132.095    54.788%      50.883%
AGAINST              54,142.774     1.202%       1.116%
ABSTAIN              23,261.383     0.516%       0.479%
BROKER NON-VOTE   1,959,397.344    43.494%      40.394%

TOTAL             4,504,933.596   100.000%      92.872%


At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Jennison Market Neutral Fund (the
"Fund"), approved the following proposal:

To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval; and


                   SHARES VOTED   % OF VOTED   % OF TOTAL

FOR               2,339,673.638     73.243%      62.474%
AGAINST              26,900.522      0.842%       0.718%
ABSTAIN              35,561.369      1.113%       0.949%
BROKER NON-VOTE     792,294.158     24.802%      21.156%

TOTAL             3,194,429.687    100.000%      85.297%


At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Real Assets Fund (the "Fund"), approved the following proposal:

To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval; and


                   SHARES VOTED   % OF VOTED   % OF TOTAL

FOR               5,757,348.929     78.866%     59.388%
AGAINST               9,462.373      0.130%      0.097%
ABSTAIN              10,876.788      0.149%      0.112%
BROKER NON-VOTE   1,522,505.420     20.855%     15.705%

TOTAL             7,300,193.510     100.000%    75.302%